POWER OF ATTORNEY

Each of the undersigned hereby appoints each of Caroline B. Manogue and Jeffrey R. Black, individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission any and all Form 4's required pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable in connection therewith.


SIGNATURE		TITLE

/s/
Carol A. Ammon	Director, Chairman of the Board of Directors and

Chief Executive Officer
Carol A. Ammon

/a/ Brian T.
Clingen	Director
Brian T. Clingen

/s/ Michael Hyatt	Director

Michael Hyatt

/s/Roger H. Kimmel	Director
Roger H. Kimmel


/s/ Clive A. Meanwell, M.D., Ph.D.	Director
Clive A. Meanwell,
M.D., Ph.D.

/s/ Michael W. Mitchell		Director
Michael W.
Mitchell

/s/ Joseph T. O'Donnell, Jr.	Director
Joseph T.
O'Donnell, Jr.

/s/ Mariann T. MacDonald 	Executive Vice President,
Operations
Mariann T. MacDonald

/s/ David A. H. Lee, M.D., Ph.
D.	 Senior Vice President,
							    Research and Development and

							    Regulatory Affairs
David A. H. Lee, M.D., Ph. D.


/s/ Peter A. Lankau		Senior Vice President, U.S. Business
Peter A.
Lankau

/s/ Jeffrey R. Black		Senior Vice President,  Chief
Financial
						  Officer and Treasurer
Jeffrey R. Black

/s/
Caroline B. Manogue		Senior Vice President, General Counsel and

Secretary
Caroline B. Manogue